EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Jon Puckett Vice President Investor Relations Affiliated Computer Services, Inc. 214-841-8281 Jon.Puckett@acs-inc.com	Kevin Lightfoot Vice President Corporate Communications Affiliated Computer Services, Inc. 214-841-8191 Kevin.Lightfoot@acs-inc.com

ACS Confirms Passing of Board Member Richard Spears

DALLAS, TEXAS: January 7, 2008 — Affiliated Computer Services, Inc. (NYSE: ACS) today confirmed that Richard “Dick” W. Spears, a member of ACS’ board of directors, died on January 5, 2008. Mr. Spears, 71, joined ACS’ board of directors in 2007 and was chairman of the Nominating and Corporate Governance Committee.

“On behalf of everyone at ACS, we offer our condolences to Dick’s family, and our thoughts and prayers are with them during this difficult time” said Darwin Deason, Chairman of the ACS Board of Directors.

ACS, a global FORTUNE 500 company with 62,000 people supporting client operations reaching more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at http://www.acs-inc.com.